Exhibit 99.1

GAUCHO HOLDINGS SEIZES NEW OPPORTUNITIES WITH NASDAQ EXTENSION AND ARGENTINE ECONOMIC REVIVAL

A Decade of Argentine Investment Poised to Deliver in Evolving Market

MIAMI, FL / November 30, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has been granted a 180-day extension by NASDAQ to regain compliance with the exchange’s listing requirements. This extension provides Gaucho Holdings with crucial time and flexibility to implement strategic initiatives and take corrective measures aimed at ensuring full compliance with NASDAQ standards.

The announcement comes at a pivotal time, coinciding with recent elections in Argentina and the potential implications for the country’s economy. Gaucho Holdings views this political shift not merely as a change in governance but as a significant opportunity for economic revitalization and investment growth in Argentina. The Company has a longstanding investment presence in the country, dating back to 2007, and is poised to unveil new and exciting initiatives tailored to this evolving landscape.

Gaucho Holdings’ unique position in the Argentine market, especially in the real estate sector, stems from its early entry into the market and established operational presence. The Company boasts a diversified portfolio, with all its Argentina-based companies fully operational. This advantage is further amplified by established synergies among its assets, allowing for streamlined operations across various platforms. Moreover, Gaucho Holdings benefits from a seasoned management team with deep experience and understanding of the Argentine market.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, commented on the development, saying, “This extension from NASDAQ is not just a regulatory respite for us; it’s a strategic opportunity. It arrives at a time when Argentina is on the cusp of an economic resurgence. We’ve been committed to Argentina since 2007, and our deep-rooted presence there, coupled with our diversified business model, positions us uniquely to harness the potential of this new economic era. We are excited to advance our plans and contribute significantly to and benefit from the country’s growth trajectory.”

Gaucho Holdings’ proactive approach in Argentina’s changing economic environment highlights its commitment to growth, compliance, and strategic innovation, setting a course for continued success in the region.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com